SCHEDULE 14A
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ' 240.14a -11(c) or ' 240.14a -12

New Jersey Mining Company
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]     $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies: None

2)	Aggregate number of securities to which transaction applies: None

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): -$0- no fee is payable pursuant to Rule 0-11(c) (ii)

4)	Proposed maximum aggregate value of transaction: n/a

5)	Total fee paid: $-0-

[ ]     Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

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4)	Date Filed: n/a

New Jersey Mining Company

Notice of 2006 Annual Meeting of Shareholders
To be Held on August 11, 2006

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of New Jersey Mining Company (the "Company"), will be held at 10:00 a.m. Pacific Standard time, on August 11, 2006, at the Best Western Wallace Inn, 100 Front Street, Wallace, Idaho 83873 to consider and act upon the following matters:

1.	To elect five (5) members to the Board of Directors to serve for a one year term or until their respective successors are elected and qualified

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on June 28, 2006 has been fixed as the record date for the determination of the Shareholders entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof. Only Shareholders of record on the books of the Company at the close of business on June 28, 2006 shall be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. You are therefore urged to complete, date and sign the accompanying Proxy and mail it in the enclosed postage-paid envelope as promptly as possible. Your Proxy is revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise.

Thank you for your cooperation

Sincerely,

Fred W. Brackebusch

New Jersey Mining Company
P.O. Box 1019
Kellogg, Idaho 83837

_________________________

PROXY STATEMENT
Relating to
Annual Meeting of Shareholders
to be held on August 11, 2006
_________________________

INTRODUCTION

This Proxy Statement is being furnished by the Board of Directors of New Jersey Mining Company (the "Company") to holders of shares of the Company's no par value Common Stock (the "Common Stock") in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on August 11, 2006, and any adjournment or adjournments thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement is first being mailed to Shareholders on or about July 12, 2006.

Management is the record and beneficial owner of 9,833,761 shares (approximately 36.1%) of the Company's outstanding Common Stock. It is management's intention to vote all of its shares in favor of each matter to be considered by the Shareholders.

PURPOSES OF ANNUAL MEETING

Election of Directors

At the Annual Meeting, Shareholders will be asked to consider and to take action on the election of five (5) members to the Board of Directors to serve for one-year terms or until their respective successors are elected and qualified (see "Election of Directors").

Other Business

To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

As your vote is important, it is requested that you complete and sign the enclosed Proxy and mail it promptly in the return envelope provided. Shares cannot be voted at the meeting unless the owner is present to vote or is represented by Proxy.

VOTING AT ANNUAL MEETING

1.

Record Date. The Board of Directors of the Company has fixed the close of business on June 28, 2006, as the record date for the purpose of determining Shareholders of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, the Company had 27,222,855 issued and outstanding shares of Common Stock. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. Proxies, which are submitted but are not voted for or against (because of abstention, broker non-votes or otherwise), will be treated as present for all matters considered at the meeting.

Solicitation of Proxies. The accompanying Proxy is solicited on behalf of the Board of Directors of the Company, and the cost of solicitation will be borne by the Company. Following the original mailing of the Proxies and soliciting materials, directors, officers and employees of the Company may, but do not presently intend, to solicit Proxies by mail, telephone, telegraph, or personal interviews. The Company may request brokers, custodians, nominees, and other record holders to forward copies of the Proxies and soliciting materials to persons for whom they hold shares of the Company and to request authority for the exercise of Proxies. In such cases, the Company will reimburse such holders for their reasonable expenses.

Revocation of Proxy. Any Proxy delivered in the accompanying form may be revoked by the person executing the Proxy by written notice to that effect received by the Secretary of the Company at any time before the authority thereby granted is exercised, by execution of a Proxy bearing a later date presented at the meeting, or by attendance of such person at the Annual Meeting.

4.

How Proxies will be Voted. Proxies received by the Board of Directors in the accompanying form will be voted at the Annual Meeting as specified therein by the person giving the Proxy. If no specification is made with respect to the matters to be voted upon at the meeting, the shares represented by such Proxy will be voted : FOR the nominees to the Board of Directors in the election of Directors.

All shares represented by valid Proxy will be voted at the discretion of the proxy holders on any other matters that may properly come before the meeting. However, the Board of Directors does not know of any matters to be considered at the meeting other than those specified in the Notice of Meeting.

5.	Voting Power. Shareholders of the Common Stock of the Company are entitled to one vote for each share held. There is no cumulative voting for directors.

6.

Principal Shareholders. The following table sets forth information regarding the number and percentage of shares of Common Stock of the Company held by any person known to the Company to be the beneficial owner of more than five percent and each director, each of the named executive officers and directors and officers as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth information on the ownership of the Company's voting securities by Officers, Directors and major shareholders as those who own beneficially more than five percent of the Company's common stock through the most current date - June 28, 2006.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)
Common	Terry & Marguerite Tyson County Road U Lipscomb, TX 79056	1,719,500 direct 612,000 indirect	8.56%
Common	Fred W. Brackebusch P O. Box 1019 Kellogg, Idaho 83837	7,915,757 indirect (a) 639,075 direct	31.43%

(1)Based upon 27,222,855 outstanding shares of common stock on June 28, 2006.

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Security Ownership of Management

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)
Common	Fred W. Brackebusch P.O. Box 1019 Kellogg, Idaho 83837	7,915,757 indirect (a) 639,075 direct	31.43%
Common	Grant A. Brackebusch P.O. Box 131 Silverton, ID 83837	956,793 indirect (b) 259,136 direct	4.47%
Common	Ivan R. Linscott, Director 7150 Burke Road Wallace, ID 83873	20,000	0.07%
Common	William C. Rust, Director P.O. Box 648 Wallace, ID 83873	20,000	0.07%
Common	M. Kathleen Sims, Director 2745 Seltice Way Coeur d’Alene, ID 83814	23,000	0.08%
Common	All Directors and Executive Officers as a group (5 individuals)	9,833,761	36.12%

(1)Based upon 27,222,855 outstanding shares of common stock on June 28, 2006.

(a) Fred Brackebusch owns 89.6% of Mine Systems Design, Inc. (MSD) which is an S corporation that owns 8,834,550 common shares of the Company. Neither MSD nor Fred Brackebusch have the right to acquire any securities pursuant to options, warrants, conversion privileges or other rights.

(b) Grant Brackebusch owns 10.4% of Mine Systems Design, Inc. (MSD) which is an S corporation that owns 8,834,550 common shares of the Company. Neither MSD nor Grant Brackebusch have the right to acquire any securities pursuant to options, warrants, conversion privileges or other rights. Also included in the indirect total are 38,000 shares held by his spouse, Tina C. Brackebusch.

None of the directors or officers has the right to acquire any securities pursuant to options, warrants, conversion privileges or other rights.

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7.

Required Approvals. By unanimous consent the Board of Directors of the Company unanimously adopted resolutions (1) to elect Fred W. Brackebusch, Grant A. Brackebusch, Ivan R. Linscott, William C. Rust, and M. Kathleen Sims to the Board of Directors of the Company to serve for a one- year term or until his/her respective successor is elected and has qualified.

Directors are elected by a plurality of the votes cast by the holders of the Common Stock meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstentions, broker non-votes or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The election of Directors will be accomplished by determining the five nominees receiving the highest total votes.

8.	Dissenters’ Rights. There are no dissenters’ rights applicable to any matters to be considered at the Annual Meeting.

RECENT MARKET PRICES

Our common stock currently trades on the OTC Bulletin Board under the symbol "NJMC". The following table sets forth the range of high and low bid prices as reported by the Over the Counter Bulletin Board ("OTCBB") for the periods indicated These quotations represent inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

Year Ending December 31, 2006	High Bid	Low Bid
First Quarter	$0.80	$0.32
Second Quarter	$1.25	$0.64
Year Ending December 31, 2005	High Bid	Low Bid
First Quarter	$0.60	$0.45
Second Quarter	$0.52	$0.37
Third Quarter	$0.45	$0.38
Fourth Quarter	$0.45	$0.22

Shareholders

As of June 28, 2006 there were approximately 1,100 shareholders of record of the Company's Common Stock. As of June 28, 2006 the Company had issued and outstanding 27,222,855 shares of Common Stock, and the Company had 5,530,750 warrants outstanding for a fully diluted total of 32,753,605.

DIRECTORS AND EXECUTIVE OFFICERS

Name & Address	Age	Position	Date First Elected
Fred W. Brackebusch P.O. Box 1019 Kellogg, Idaho 83837	61	President, Director & Treasurer	7/18/1996
Grant A. Brackebusch P.O. Box 131 Silverton, ID 83867	36	Vice President & Director	7/18/1996
Ivan R. Linscott 7150 Burke Road Wallace, ID 83873	63	Director	9/21/2004
William C. Rust (1) P.O. Box 648 Wallace, ID 83873	59	Director	9/21/2004
M. Kathleen Sims (1) 2745 Seltice Way Coeur d’Alene, ID 83814	61	Director	9/25/2003

(1) Member of the Audit Committee

Directors are elected by shareholders at each annual shareholders meeting to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified.

Fred W. Brackebusch, P.E. is the President and a Director of the Company. He has a B.S. and an M.S. in Geological Engineering both from the University of Idaho. He is a consulting engineer with extensive experience in mine development, mine backfill, mine management, permitting, process control and mine feasibility studies. He has over 35 years of experience in the Coeur d'Alene Mining District principally with Hecla Mining Co. He has been the principal owner of Mine Systems Design, Inc., a mining consulting business, since 1987. Mr. Brackebusch is also on the Board of Directors of Mascot Mines, Inc.

Grant A. Brackebusch, P.E. is the Vice President and a Director of the Company. He holds a B.S. in Mining Engineering from the University of Idaho. He worked for Newmont Gold Co. on the Carlin Trend in open pit mine planning and pit supervision for 3 years. He also has worked with Mine Systems Design, Inc. performing various engineering and geotechnical tasks. He supervises the daily operations of New Jersey Mining Co. which include mine operations, mill operations, management of contractors, construction, engineering, and is also responsible for the Company’s environmental monitoring and permitting.

Ivan R. Linscott, PhD is a Director of the Company. He is a physicist at Stanford University. He is a Senior Research Associate for radioscience spacecraft instrument development and is Co-Investigator and Science Team Member for the New Horizons Mission to encounter the planet Pluto. Dr. Linscott has a strong interest in doing research on exploration techniques in the Coeur d’Alene Mining District.

William C. Rust is a Director of the Company. He is a metallurgical engineer with extensive experience in the Silver Valley. He worked for Asarco as Chief Metallurgist. Later he worked for CoCa mines at Grouse Creek in Central Idaho and for McCulley, Frick and Gilman, an environmental consulting firm. He was with Getchell Gold Inc. in Nevada where he was Mill Manager and Senior Metallurgist for a 3,200 ton/day gold plant. Currently, Mr. Rust is self-employed as a metallurgical engineering consultant. Mr. Rust is a member of the Audit Committee.

M. Kathleen Sims is a Director of the Company. She is a successful businesswoman who is majority owner of a car dealership. She is a former State Senator in the Idaho Legislature. She is a former member of the State of Idaho Human Rights Commission and is active in the Idaho Republican Party. She has extensive experience in starting a business with all the necessary experience in financing, business plans and management. Ms. Sims is a member of the Audit Committee.

Family Relationships

Fred W. Brackebusch is the father of Grant A. Brackebusch. Tina C. Brackebusch is the wife of Grant A. Brackebusch.

Legal Proceedings

No Director or Officer has been involved in any legal action involving the Company for the past five years.

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Compensation of Directors and Officers

A summary of cash and other compensation for the Company's President and Chief Executive Officer for the four most recent years is as follows:

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Comp. ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)
Fred Brackebusch President	2002	0	0	0	450	0	0	0
	2003	0	0	0	75,564	0	0	0
	2004	36,000	0	0	41,754	0	0	0
	2005	36,000	0	0	114,725	0	0	0

Directors Compensation

At a Board of Directors meeting on December 9, 2003, the Directors approved a compensation plan for the Board of Directors. Each director receives annual compensation of 10,000 common shares of restricted stock.

Audit Committee

The Company’s audit committee is comprised of M. Kathleen Sims, and William C. Rust. Each member of the audit committee is deemed to be an independent director as that term is defined in Rule 4200(a)(14) of the NASD’s listing standards. Ms. Sims is considered to be an audit committee financial expert as the term is defined under applicable SEC rules. The Company does not have a written Audit Committee Charter.

Appointment of Auditors

The Audit Committee has appointed the firm DeCoria, Maichel & Teague P.S. as independent certified public accountants for the Company for the fiscal year ending December 31, 2006. DeCoria, Maichel & Teague P.S. has served as the Corporation's independent auditors since 2004. No representative of DeCoria, Maichel & Teague P.S. is expected to be present at the Annual Meeting Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent auditors for the Corporation. Therefore, the Corporation is not submitting the selection of DeCoria, Maichel & Teague P.S. to our shareholders for ratification. It is intended that DeCoria, Maichel & Teague P.S. will continue as the independent auditors for the Company.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditors. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is requested.

The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors for specific projects. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more Audit Committee members, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting.

Audit Fees

The aggregate fees billed for professional services rendered by the Company’s principal accountant for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 were $17,606 and $15,313 respectively.

Audit Related Fees

The Company incurred no fees during the last two fiscal years for assurance and related services by the Company’s principal accountant that were reasonably related to the performance of the audit of the Company’s financial statements.

Tax Fees

The Company incurred no fees during the last two fiscal years for professional services rendered by the Company’s principal accountant for tax compliance, tax advice and tax planning.

All Other Fees

The Company incurred fees totaling $5,423 and $4,500 during the fiscal years ended December 31, 2005 and December 31, 2004, respectively, for services rendered by the Company’s principal accountant relating to the preparation of quarterly financial statements for inclusion in the Company’s quarterly reports on Form 10QSB.

Nominating Committee

The entire Board of Directors serves as the Nominating and Compensation Committees. All Directors participate in the consideration and selection of director nominees. The Company does not have a written charter for the nominating committee, but a nominee recommended by the nominating committee would be evaluated based upon their mining, scientific, or business experience. The nominee’s level of share ownership in the Company would also contribute to the evaluation. The Company does not have a policy for consideration of director nominees submitted by shareholders because it has not been deemed necessary.

Directors Linscott, Rust and Sims are considered independent directors.

Board Meetings

During the fiscal year ended December 31, 2005 there were three meetings of the Board of Directors. All Directors were present at each meeting.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Based solely upon a review of forms 3 and 4 and amendments thereto furnished to the Registrant pursuant to Section 240.16a -3 during the most recent fiscal year, and Form 5 and amendments thereto furnished to the Registrant with respect to the most recent fiscal year, no person who at any time during the fiscal year was a director, officer, or beneficial owner or more than ten percent of any class of equity securities of the Registrant registered pursuant to Section 12 of the Exchange Act, or any other person subject to Section 16 of the Exchange Act with respect to the Registrant because of the requirements of Section 30 of the Investment Company Act or Section 17 of the Public Utility Holding Company Act (A reporting person) failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

ADDITIONAL SHAREHOLDER INFORMATION

Shareholder Proposals for 2007 Annual Meeting

The Company will review shareholder proposals intended to be included in the Company’s proxy materials for the 2007 Annual Meeting of Shareholders which are received by the Company at its principal executive offices no later than April 13, 2007 (unless the date of the next annual meeting is changed by more than 30 days from the date of this year’s meeting, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials). Such proposals must be submitted in writing and should be sent to the attention of the Secretary of the Company. The Company will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.

THE FOLLOWING PROPOSALS ARE SUBMITTED TO THE SHAREHOLDERS FOR
CONSIDERATION AT THE ANNUAL MEETING OF SHAREHOLDERS:

1.         ELECTION OF DIRECTORS

At the meeting, five (5) Directors are to be elected who shall hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified.

The Proxies appointed in the accompanying Proxy intend to vote, unless directed to the contrary therein, in their discretion, for the election to the Board of Directors of the five persons named below, all of whom management believes are willing to serve the Company in such capacity. However, if any nominee at the time of election is unable or unwilling to serve, or is otherwise unavailable for election, such that substitute nominees are designated, the Proxies in their discretion intend to vote for all or a lesser number of such other nominees.

The nominees for Directors, together with certain information with respect to them, are as follows:

Name & Address	Age	Position	Date First Elected
Fred W. Brackebusch P.O. Box 1019 Kellogg, Idaho 83837	61	President, Director & Treasurer	7/18/1996
Grant A. Brackebusch P.O. Box 131 Silverton, ID 83867	36	Vice President & Director	7/18/1996
Ivan R. Linscott 7150 Burke Road Wallace, ID 83873	63	Director	9/21/2004
William C. Rust (1) P.O. Box 648 Wallace, ID 83873	59	Director	9/21/2004
M. Kathleen Sims (1) 2745 Seltice Way Coeur d’Alene, ID 83814	61	Director	9/25/2003

(1) Member of the Audit Committee

Directors are elected by shareholders at each annual shareholders meeting to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified.

Fred W. Brackebusch, P.E. is the President and a Director of the Company. He has a B.S. and an M.S. in Geological Engineering both from the University of Idaho. He is a consulting engineer with extensive experience in mine development, mine backfill, mine management, permitting, process control and mine feasibility studies. He has over 25 years of experience in the Coeur d'Alene Mining District principally with Hecla Mining Co. He has been the principal owner of Mine Systems Design, Inc., a mining consulting business, since 1987. Mr. Brackebusch is also on the Board of Directors of Mascot Mines, Inc.

Grant A. Brackebusch, P.E. is the Vice President and a Director of the Company. He holds a B.S. in Mining Engineering from the University of Idaho. He worked for Newmont Gold Co. on the Carlin Trend in open pit mine planning and pit supervision for 3 years. He also has worked with Mine Systems Design, Inc. performing various engineering and geotechnical tasks. He supervises the daily operations of New Jersey Mining Co. which include mine operations, mill operations, management of contractors, construction, engineering, and is also responsible for the Company’s environmental monitoring and permitting.

Ivan R. Linscott, PhD is a Director of the Company. He is a physicist at Stanford University. He is a Senior Research Associate for radioscience spacecraft instrument development and is Co-Investigator and Science Team Member for the New Horizons Mission to encounter the planet Pluto. Dr. Linscott has a strong interest in doing research on exploration techniques in the Coeur d’Alene Mining District.

William C. Rust is a Director of the Company. He is a metallurgical engineer with extensive experience in the Silver Valley. He worked for Asarco as Chief Metallurgist. Later he worked for CoCa mines at Grouse

Creek in Central Idaho and for McCulley, Frick and Gilman, an environmental consulting firm. He was with Getchell Gold Inc. in Nevada where he was Mill Manager and Senior Metallurgist for a 3,200 ton/day gold plant. Currently, Mr. Rust is self-employed as a metallurgical engineering consultant. Mr. Rust is a member of the Audit Committee.

M. Kathleen Sims is a Director of the Company. She is a successful businesswoman who is majority owner of a car dealership. She is a former State Senator in the Idaho Legislature. She is a former member of the State of Idaho Human Rights Commission and is active in the Idaho Republican Party. She has extensive experience in starting a business with all the necessary experience in financing, business plans and management. Ms. Sims is a member of the Audit Committee.

Board Recommendation

The Board of Directors recommends a vote FOR each nominee to the Board of Directors.

Annual Report

The Company's Annual Report to Shareholders is being mailed to all Shareholders with this Proxy Statement. The Annual Report is not part of the proxy solicitation materials for the Annual Meeting. In addition, a Shareholder of record will receive a copy of the Company’s Form 10-KSB for the fiscal year ended December 31, 2005. The Company’s Form 10-KSB may also be accessed at the SEC’s website at www.sec.gov.

Other Business

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon in the discretion of the persons acting hereunder.

By Order of the Board of Directors Fred W. Brackebusch, President

1. Election of Directors (check one)

For All Nominees (Fred W. Brackebusch, Grant A. Brackebusch, Ivan R. Linscott, William C. Rust and M. Kathleen Sims)

Withhold All Nominees

Withhold Authority to Vote For Any Individual Nominee. Write name below:

_____________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Yes                   No

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each proposal.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: __________________________

PLEASE MARK, SIGN, DATE, AND RETURN THIS
PROXY PROMPTLY USING THE ENCLOSED ENVELOPE                    ________________________________